Exhibit 5.1

[SIMPSON THACHER & BARTLETT LLP Letterhead]

March 28, 2011

ClubCorp Club Operations, Inc.
3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

Ladies and Gentlemen:

We have acted as counsel to ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Delaware subsidiaries of the Company named on Schedule I hereto (the “Delaware Guarantors”), the New York subsidiary of the Company named on Schedule II hereto (the “New York Guarantor”)  and the other subsidiaries of the Company named on Schedule III hereto (the “Other Guarantors” and, together with the Delaware Guarantors and the New York Guarantor, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (collectively, the “Guarantees”) with respect to the Exchange Notes.  The Exchange Notes and the Guarantees will be issued under an indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”).  The Exchange Notes will be offered by the Company in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.             When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will

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constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion as to the validity, legally binding effect or enforceability of Section 12.11 of the Indenture relating to severability of provisions.

We have relied upon, insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of (i) the State of Alabama, the opinion of Bradley Arant Boult Cummings LLP, (ii) the States of Arizona, Florida, Georgia, Massachusetts, Pennsylvania and Virginia and the District of Columbia., the opinions of Greenberg Traurig, LLP, (iii) the State of Arkansas, the opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., (iv) the States of California, Colorado and Nevada, the opinions of Brownstein Hyatt Farber Schreck, LLP, (v) the States of Illinois and Washington, the opinion of Perkins Coie LLP, (vi) the State of Indiana, the opinion of Ice Miller LLP, (vii) the State of Michigan, the opinion of Dickinson Wright PLLC, (viii) the State of Kansas, the opinion of Shook, Hardy & Bacon LLP, (ix) the State of Louisiana, the opinion of Sher Garner Cahill Richter Klein & Hilbert, L.L.C., (x) the States of Mississippi and Tennessee, the opinions of Harris Shelton Hanover Walsh, PLLC, (xi) the States of North Carolina and South Carolina, the opinion of Womble Carlyle Sandridge & Rice, P.L.L.C., (xii) the State of Ohio, the opinion of Baker Hostetler, (xiii) the State of Texas, the opinion of Gardere

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Wynne Sewell LLP, and (xiv) the State of Wisconsin, the opinion of Quarles & Brady LLP, in each case, dated the date hereof and being delivered concurrently herewith.

We do not express any opinion herein concerning any law other than (i) the federal law of the United States, (ii) the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), (iii) the law of the State of New York, and (iv) to the extent set forth herein, the laws of the States of Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Massachusetts, Michigan, Mississippi, Nevada, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington and Wisconsin and the District of Columbia.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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SCHEDULE I

DELAWARE GUARANTORS

Form of Entity and
Name of Guarantor		Jurisdiction of Organization
1.	ClubCorp Airways Golf, Inc.	Delaware corporation
2.	ClubCorp Aliso Viejo Holding Corp.	Delaware corporation
3.	ClubCorp Aven Holdings, Inc.	Delaware corporation
4.	ClubCorp Braemar Country Club, Inc.	Delaware corporation
5.	ClubCorp Bunker Hill Club, Inc.	Delaware corporation
6.	ClubCorp Buying Services, Inc.	Delaware corporation
7.	ClubCorp Canyon Crest Country Club, Inc.	Delaware corporation
8.	ClubCorp Center Club, Inc.	Delaware corporation
9.	ClubCorp Coto Property Holdings, Inc.	Delaware corporation
10.	ClubCorp Crow Canyon Management Corp.	Delaware corporation
11.	ClubCorp Desert Falls Country Club, Inc.	Delaware corporation
12.	ClubCorp GCL Corporation	Delaware corporation
13.	ClubCorp Granite Bay Management, Inc.	Delaware corporation
14.	ClubCorp IW Golf Club, Inc.	Delaware corporation
15.	ClubCorp Mission Hills Country Club, Inc.	Delaware corporation
16.	ClubCorp Porter Valley Country Club, Inc.	Delaware corporation
17.	ClubCorp San Jose Club, Inc.	Delaware corporation
18.	ClubCorp Shadow Ridge Golf Club, Inc.	Delaware corporation
19.	ClubCorp Spring Valley Lake Country Club, Inc.	Delaware corporation
20.	ClubCorp Symphony Towers Club, Inc.	Delaware corporation
21.	ClubCorp Teal Bend Golf Club, Inc.	Delaware corporation
22.	ClubCorp Turkey Creek Golf Club, Inc.	Delaware corporation
23.	ClubCorp USA, Inc.	Delaware corporation
24.	Owners Club Asset Company	Delaware corporation
25.	The Owner’s Club, Inc.	Delaware corporation
26.	191 Athletic Club Management Company, LLC	Delaware limited liability company
27.	191 CC Operating Co., LLC	Delaware limited liability company
28.	AZ Club, LLC	Delaware limited liability company
29.	CCA Golf Course Holdco, LLC	Delaware limited liability company
30.	CCA Mezzanine Holdco, LLC	Delaware limited liability company
31.	ClubCorp Gen Par of Texas, L.L.C.	Delaware limited liability company
32.	ClubCorp Golf of California, L.L.C.	Delaware limited liability company
33.	ClubCorp Golf of Florida, L.L.C.	Delaware limited liability company
34.	ClubCorp Golf of North Carolina, L.L.C.	Delaware limited liability company
35.	ClubCorp Hamlet, LLC	Delaware limited liability company
36.	ClubCorp Management Company for Stone Creek, LLC	Delaware limited liability company
37.	ClubCorp Mezzanine Borrower, LLC	Delaware limited liability company
38.	ClubCorp Mortgage Borrower, LLC	Delaware limited liability company
39.	ClubCorp TTC, LLC	Delaware limited liability company
40.	ClubCorp Willow Creek, LLC	Delaware limited liability company
41.	ClubCorp Wind Watch, LLC	Delaware limited liability company
42.	Currituck Golf, LLC	Delaware limited liability company
43.	Empire Ranch, LLC	Delaware limited liability company
44.	Farms of New Kent Management, LLC	Delaware limited liability company
45.	FFFC Golf Acquisitions, L.L.C.	Delaware limited liability company
46.	Laurel Springs Holdco, LLC	Delaware limited liability company
47.	MAC Club, LLC	Delaware limited liability company
48.	The Owner’s Club of South Carolina, L.L.C.	Delaware limited liability company
49.	UMass Club Management, LLC	Delaware limited liability company

SCHEDULE II

NEW YORK GUARANTOR

Form of Entity and
Name of Guarantor		Jurisdiction of Organization
1.	Athletic Club at the Equitable Center, Inc.	New York corporation

SCHEDULE III

OTHER GUARANTORS

Form of Entity and
Name of Guarantor		Jurisdiction of Organization
1.	Capital City Club of Montgomery, Inc.	Alabama corporation
2.	The Summit Club, Inc.	Alabama corporation
3.	GRanch Golf Club, Inc.	Arizona corporation
4.	Anthem Golf, LLC	Arizona limited liability company
5.	Diamante’ Golf Club Management, Inc.	Arkansas corporation
6.	Diamante’ Golf Club Partners, Inc.	Arkansas corporation
7.	MH Villas, Inc.	California corporation
8.	Aliso Viejo Golf Club Joint Venture	California general partnership
9.	Aspen Glen Golf Club Management Company	Colorado corporation
10.	Centre Club, Inc.	Florida corporation
11.	Citrus Club, Inc.	Florida corporation
12.	ClubCorp Graphics, Inc.	Florida corporation
13.	Countryside Country Club, Inc.	Florida corporation
14.	DeBary Management Corp.	Florida corporation
15.	Haile Plantation Management Corp.	Florida corporation
16.	Hunter’s Green Acquisition Corp.	Florida corporation
17.	Management Company for Eagle Ridge and The Preserve	Florida corporation
18.	Monarch EP Management Corp.	Florida corporation
19.	Queens Harbour Corporation	Florida corporation
20.	Tampa Palms Club, Inc.	Florida corporation
21.	Tower Club, Inc.	Florida corporation
22.	University Club Management Co., Inc.	Florida corporation
23.	University Club, Inc.	Florida corporation
24.	HPG, L.C.	Florida limited liability company
25.	First City Club Management, Inc.	Georgia corporation
26.	GP Bear’s Best Atlanta, Inc.	Georgia corporation
27.	Northwood Management Corp.	Georgia corporation
28.	The 191 Club, Inc.	Georgia corporation
29.	The Buckhead Club, Inc.	Georgia corporation
30.	ClubCorp Golf of Georgia, L.P.	Georgia limited partnership
31.	The Metropolitan Club of Chicago, Inc.	Illinois corporation
32.	Knollwood Country Club, Inc.	Indiana corporation
33.	Skyline Club, Inc.	Indiana corporation
34.	LionsGate Golf Club, Inc.	Kansas corporation
35.	Southern Trace Country Club of Shreveport, Inc.	Louisiana corporation
36.	Club at Boston College, Inc.	Massachusetts corporation
37.	New England Country Club Management, Inc.	Massachusetts corporation
38.	Oak Pointe Country Club, Inc.	Michigan corporation
39.	Renaissance Club, Inc.	Michigan corporation
40.	The University Club, Inc.	Mississippi corporation
41.	Canyon Gate at Las Vegas, Inc.	Nevada corporation
42.	ClubCorp — Asia	Nevada corporation
43.	ClubCorp Asia Investments Inc.	Nevada corporation
44.	ClubCorp Financial Management Company	Nevada corporation
45.	ClubCorp International, Inc.	Nevada corporation
46.	ClubCorp Mexico, Inc.	Nevada corporation
47.	ClubCorp Publications, Inc.	Nevada corporation
48.	GP Bear’s Best Las Vegas, Inc.	Nevada corporation

49.	Master Club, Inc.	Nevada corporation
50.	Society Management, Inc.	Nevada corporation
51.	Capital City Club of Raleigh, Inc.	North Carolina corporation
52.	Piedmont Club, Inc.	North Carolina corporation
53.	UNC Alumni Club Management, Inc.	North Carolina corporation
54.	Akron Management Corp.	Ohio corporation
55.	Dayton Racquet Club, Inc.	Ohio corporation
56.	Quail Hollow Management, Inc.	Ohio corporation
57.	Shoreby Club Management, Inc.	Ohio corporation
58.	Silver Lake Management Corp.	Ohio corporation
59.	The Club at Society Center, Inc.	Ohio corporation
60.	Diamond Run Club, Inc.	Pennsylvania corporation
61.	Pyramid Club Management, Inc.	Pennsylvania corporation
62.	Rivers Club, Inc.	Pennsylvania corporation
63.	Treesdale Country Club, Inc.	Pennsylvania corporation
64.	Columbia Capital City Club Corp.	South Carolina corporation
65.	Harbour Club of Charleston, Inc.	South Carolina corporation
66.	Indigo Run Asset Corp.	South Carolina corporation
67.	Manager for CCHH, Inc.	South Carolina corporation
68.	The Commerce Club, Inc.	South Carolina corporation
69.	The Manager of the Owner’s Club, Inc.	South Carolina corporation
70.	Woodside Plantation Country Club, Inc.	South Carolina corporation
71.	Piedmont Golfers’ Club LLC	South Carolina limited liability company
72.	The Owners Club at Hilton Head, L.P.	South Carolina limited partnership
73.	Club Le Conte, Inc.	Tennessee corporation
74.	Memphis City Club, Inc.	Tennessee corporation
75.	Nashville Club Management, Inc.	Tennessee corporation
76.	Bluegrass Club, LLC	Tennessee limited liability company
77.	April Sound Management Corp.	Texas corporation
78.	Barton Creek Resort & Clubs, Inc.	Texas corporation
79.	Bay Oaks Country Club, Inc.	Texas corporation
80.	Brookhaven Country Club, Inc.	Texas corporation
81.	Dallas Tower Club, Inc.	Texas corporation
82.	Fair Oaks Club Corp.	Texas corporation
83.	Fort Bend Acquisition Corp.	Texas corporation
84.	GCC Asset Management, Inc.	Texas corporation
85.	Greenspoint Club, Inc.	Texas corporation
86.	Hackberry Creek Country Club, Inc.	Texas corporation
87.	Hearthstone Country Club, Inc.	Texas corporation
88.	Hill Country Golf, Inc.	Texas corporation
89.	Hills II of Lakeway, Inc.	Texas corporation
90.	Houston City Club, Inc.	Texas corporation
91.	Irving Club Acquisition Corp.	Texas corporation
92.	Kingwood Country Club, Inc.	Texas corporation
93.	La Cima Club, Inc.	Texas corporation
94.	Lakeway Clubs, Inc.	Texas corporation
95.	Memorial Stadium Club Management Corp.	Texas corporation
96.	Oakmont Management Corp.	Texas corporation
97.	Richardson Country Club Corp.	Texas corporation
98.	Shady Valley Management Corp.	Texas corporation
99.	Stonebriar Management Corp.	Texas corporation
100.	The Club at Cimarron, Inc.	Texas corporation
101.	The Downtown Club, Inc.	Texas corporation

102.	The Plaza Club of San Antonio, Inc.	Texas corporation
103.	Timarron Golf Club, Inc.	Texas corporation
104.	Tower Club of Dallas, Inc.	Texas corporation
105.	Walnut Creek Management Corporation	Texas corporation
106.	West Park Club, Inc.	Texas corporation
107.	Westlake City Club, Inc.	Texas corporation
108.	Wildflower Country Club, Inc.	Texas corporation
109.	Willow Creek Management, Inc.	Texas corporation
110.	ClubCorp Golf of Texas, L.P.	Texas limited partnership
111.	Greenbrier Country Club, Inc.	Virginia corporation
112.	Operations Company for Homestead, Inc.	Virginia corporation
113.	River Creek Country Club, Inc.	Virginia corporation
114.	Stonehenge Club, Inc.	Virginia corporation
115.	Tower City Club of Virginia, Inc.	Virginia corporation
116.	Town Point Club, Inc.	Virginia corporation
117.	Columbia Tower Club, Inc.	Washington corporation
118.	City Club of Washington, Inc.	Washington, D.C. corporation
119.	Glendale Management Corp.	Wisconsin corporation
120.	Glendale Racquet Club, Inc.	Wisconsin corporation